SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 3, 2010

Date of Earliest Event Reported: September 2, 2010

ODYSSEY OIL & ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

_________________________
 (Former Name of Registrant)

Florida
(State of Organization)

65-1139235
(I.R.S. Employer Identification No.)

Commission File Number 333-106299
18 George Avenue
Rivonia, 2128 South Africa
Address of Principal Executive Offices
Registrants Telephone Number (including area code):+27(11)807-1446

ODYSSEY OIL & ENERGY, INC.

Report on Form 8-K

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws.

On September 2, 2010, the Board of Directors approved with the consent of a majority of the shareholders an amendment to the Certificate of Incorporation to change the name of the Company to C2E Energy, Inc.  The Amended Certificate of Incorporation has been filed with the Secretary of State of Florida. Attached are Exhibit 5.1 The Resolution of the Board of Directors and 5.2 Consent of Stockholders and 5.3 Articles of Amendment

ITEM 7.01 Regulation FD Disclosure

The Board of Directors on September 2, 2010 approved with the consent of a majority of the shareholders the change of name to C2E Energy, Inc, effective September 20, 2010 with no mandatory exchange of certificates.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b)    EXHIBITS

Exhibit No.	Exhibits

5.1	The Resolution of the Board of Directors
5.2	Consent of Stockholders
5.3	Article of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Oil & Energy, Inc.

Dated September 3, 2010

By:   /s/ Arthur Johnson
Arthur Johnson
Principal Executive Officer,
President and Director